Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment to Registration Statement No. 002-75537 on Form N–1A of our report dated March 12, 2021 relating to the financial statements and financial highlights of Fidelity Massachusetts Municipal Income Fund and Fidelity Massachusetts Municipal Money Market Fund, and our report dated March 16, 2021 relating to the financial statements and financial highlights of Fidelity Massachusetts AMT Tax-Free Money Market Fund, each a fund of Fidelity Massachusetts Municipal Trust, appearing in the Annual Reports on Form N–CSR of Fidelity Massachusetts Municipal Trust for the year ended January 31, 2021, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 24, 2021